THIRD LOAN MODIFICATION AGREEMENT

This Third Loan Modification Agreement (this "Loan Modification Agreement") is entered into as of November 29, 2012, by and between SILICON VALLEY BANK, a California corporation, with its principal place of business at 3003 Tasman Drive, Santa Clara, California 95054 and with a loan production office located at 505 Fifth Avenue, 11th Floor, New York, New York 10017 ("Bank") and PLUG POWER INC., a Delaware corporation, with its principal place of business at 968 Albany Shaker Road, Latham, New York 12110 ("Borrower").

1.           DESCRIPTION OF EXISTING INDEBTEDNESS AND OBLIGATIONS. Among other indebtedness and obligations which may be owing by Borrower to Bank, Borrower is indebted to Bank pursuant to a loan arrangement dated as of August 9, 2011, evidenced by, among other documents, a certain Loan and Security Agreement dated as of August 9, 2011, between Borrower and Bank, as amended by a certain First Loan Modification Agreement dated as of September 28, 2011, and as further amended by a certain Second Loan Modification Agreement dated as of . March 30, 2012 (as amended, the "Loan Agreement"). Capitalized terms used but not otherwise defined herein shall have the same meaning as in the Loan Agreement.

2.           DESCRIPTION OF COLLATERAL. Repayment of the Obligations is secured by (a) the Collateral as described in the Loan Agreement and (b) the Intellectual Property Collateral as defined in that certain Intellectual Property Security Agreement dated as of August 9, 2011, between Borrower and Bank (as amended, the " IP Security Agreement") (together with any other collateral security granted to Bank, the "Security Documents"). Hereinafter, the Security Documents, together with all other documents evidencing or securing the Obligations shall be referred to as the "Existing Loan Documents".

3.           DESCRIPTION OF CHANGE IN TERMS.

A.              Modifications to Loan Agreement.

1             Borrower shall be required to repay all outstanding Obligations (including, without limitation, principal and Finance Charges) with respect Advances made based upon Inventory Placeholder Invoices (as defined prior to this Loan Modification Agreement) on the date of this Loan Modification Agreement. Borrower hereby acknowledges and agrees that, in making the Excepted Advance, Bank may apply an amount of such Excepted Advance in satisfaction all such Obligations by internal transfer of such funds and shall not be required to disburse such funds to Borrower.

2             The Loan Agreement shall be amended by deleting the following text, appearing in Section 2.1.1 thereof:

"             (a)                Availability.   Subject to the terms of this Agreement, Borrower may request that Bank finance specific Eligible Accounts and Inventory Placeholder Invoices. Bank may, in its good faith business discretion, finance such Eligible Accounts and Inventory Placeholder Invoices by extending credit to Borrower in an amount equal to the result of the Advance Rate multiplied by the face amount of the Eligible Account or Inventory Placeholder Invoice (the "Advance"), as applicable. Bank may, in its sole discretion, after consultation with Borrower, change the percentage of the Advance Rate for a particular Eligible Account and/or Inventory Placeholder Invoice on a case by case basis upon notice thereof to Borrower. When Bank makes an Advance, the Eligible Account or Inventory Placeholder Invoice each become a separate "Financed Receivable."

(b)             Maximum Advances; Sublimit.

(i)               Notwithstanding any terms in this Agreement to the contrary: (A) the aggregate amount of Advances outstanding hereunder may not exceed (1) prior to the occurrence of the Equity Event, Seven Million Dollars ($7,000,000.00) and (2) upon and after the occurrence of the Equity Event, Fifteen Million Dollars ($15,000,000.00); and (B) the aggregate amount of Advances based on Inventory Placeholder Invoices outstanding at any time may not exceed the Inventory Placeholder Availability Amount.

(ii)              Intentionally omitted.

(iii)             If, at any time, amounts outstanding exceed the amounts set forth in this Section 2.1.1(b), Borrower shall immediately pay to Bank in cash such excess amount, and Borrower hereby irrevocably authorizes Bank to debit any of its accounts maintained with Bank or any of Bank's Affiliates (other than accounts designated solely for, and used exclusively for, payroll) in connection therewith.

(c)             Borrowing Procedure. Borrower will deliver an Invoice Transmittal for each Eligible Account and/or Inventory Placeholder Invoice it offers. Bank may rely on information set forth in or provided with the Invoice Transmittal. In addition, upon Bank's reasonable request, Borrower shall deliver to Bank any contracts, purchase orders, or other underlying supporting documentation with respect to such Eligible Account or Inventory Placeholder Invoice.

(d)             Credit Quality; Confirmations. Bank may, at its option, conduct a credit check of the Account Debtor for each Account requested by Borrower for financing hereunder to approve any such Account Debtor's credit before agreeing to finance such Account. Bank may also verify directly with the respective Account Debtors the validity, amount and other matters relating to the Accounts (including confirmations of Borrower's representations in Sections 5.3 and/or 5.4 of this Agreement) by means of mail, telephone or otherwise, either in the name of Borrower or Bank from time to time in its sole discretion; provided, however, that while no Event of Default has occurred and is continuing, Bank will notify Borrower prior to making any direct contact with Account Debtors."

and inserting in lieu thereof the following:

"                 (a)           Availability. Subject to the terms of this Agreement, Borrower may request that Bank finance specific Eligible Accounts. Bank may, in its good faith business discretion, finance such Eligible Accounts by extending credit to Borrower in an amount equal to the result of the Advance Rate multiplied by the face amount of the Eligible Account (the "Advance"). Notwithstanding the foregoing, as of the Third LMA Effective Date and thereafter, except with respect to the Excepted Advance, no Advance will be made hereunder until such time as when Borrower is subject to being required to comply with Section 6.7 of this Agreement. Bank may, in its sole discretion, after consultation with Borrower, change the percentage of the Advance Rate for a particular Eligible Account on a case by case basis upon notice thereof to

Borrower. When Bank makes an Advance, the Eligible Account becomes a separate "Financed Receivable".

(b)            Maximum Advances.

(i)                 Notwithstanding any terms in this Agreement to the contrary, the aggregate amount of Advances outstanding hereunder may not exceed Fifteen Million Dollars ($15,000,000.00).

(ii)                Intentionally omitted.

(iii)               If, at any time, amounts outstanding exceed the amounts set forth in this Section 2.1.1(b), Borrower shall immediately pay to Bank in cash such excess amount, and Borrower hereby irrevocably authorizes Bank to debit any of its accounts maintained with Bank or any of Bank's Affiliates (other than accounts designated solely for, and used exclusively for, payroll) in connection therewith.

(c)            Borrowing Procedure. Borrower will deliver an Invoice Transmittal for each Eligible Account it offers. Bank may rely on information set forth in or provided with the Invoice Transmittal. In addition, upon Bank's reasonable request, Borrower shall deliver to Bank any contracts, purchase orders, or other underlying supporting documentation with respect to such Eligible Account.

(d)            Credit Quality; Confirmations. Bank may, at its option, conduct a credit check of the Account Debtor for each Account requested by Borrower for financing hereunder to approve any such Account Debtor's credit before agreeing to finance such Account. Bank may also verify directly with the respective Account Debtors the validity, amount and other matters relating to the Accounts (including confirmations of Borrower's representations in Section 5.3 of this Agreement) by means of mail, telephone or otherwise, either in the name of Borrower or Bank from time to time in its sole discretion; provided, however, that while no Event of Default has occurred and is continuing, Bank will notify Borrower prior to making any direct contact with Account Debtors."

3      The Loan Agreement shall be amended by deleting the following text, appearing in Section 2.5 thereof:

"In computing Finance Charges on the Obligations under this Agreement, all Collections received by Bank shall be deemed applied by Bank on account of the Obligations (a) with respect to Eligible Accounts, three (3) Business Days after receipt of the Collections and (b) with respect to Inventory Placeholder Invoices, on the day of receipt of the Collections. Borrower will pay a finance charge (the "Finance Charge") on the Financed Receivable Balance or Inventory Account Balance (as applicable) which is equal to the Applicable Rate divided by 360 multiplied by the number of days each such Financed Receivable is outstanding multiplied by (a) with respect to Financed Receivables based on Eligible Accounts, the outstanding Financed Receivable Balance of such Financed Receivable and (b) with respect to Financed Receivables based on Inventory Placeholder Invoices, the Inventory Account Balance. Except as set forth in Section 2.11.1(b)(i), the Finance Charge is payable when the Advance made based on such Financed Receivable is due and payable in accordance with Section 2.11 of this Agreement."

and inserting in lieu thereof the following:

"In computing Finance Charges on the Obligations under this Agreement, all Collections received by Bank shall be deemed applied by Bank on account of the Obligations three (3) Business Days after receipt of the Collections. Borrower will pay a finance charge (the "Finance Charge") on the Financed Receivable Balance which is equal to the Applicable Rate divided by 360 multiplied by the number of days each such Financed Receivable is outstanding multiplied by the outstanding Financed Receivable Balance of such Financed Receivable. The Finance Charge is payable when the Advance made based on such Financed Receivable is due and payable in accordance with Section 2.11 of this Agreement."

4             The Loan Agreement shall be amended by deleting the following text, appearing in Section 2.8(c) thereof:

"provided, however, Bank may hold any proceeds of the Accounts (whether received by Bank in the Lockbox, directly from Borrower, or otherwise and whether or not in respect of Financed Receivables) as a reserve until the end of the applicable Reconciliation Period if Bank, in its reasonable discretion, determines that other Financed Receivable(s) may no longer qualify as an Eligible Account and/or Inventory Placeholder Invoice at any time prior to the end of the subject Reconciliation Period"

and inserting in lieu thereof the following:

"provided, however, Bank may hold any proceeds of the Accounts (whether received by Bank in the Lockbox, directly from Borrower, or otherwise and whether or not in respect of Financed Receivables) as a reserve until the end of the applicable Reconciliation Period if Bank, in its reasonable discretion, determines that other Financed Receivable(s) may no longer qualify as an Eligible Account at any time prior to the end of the subject Reconciliation Period"

5        The Loan Agreement shall be amended by deleting the following text, appearing in Section 2.11.1 thereof:

"              (b)              With respect to Advances based upon Inventory Placeholder Invoices:

(i)              Borrower shall pay to Bank, on the first day of each Reconciliation Period, all accrued Finance Charges on the Advances made based upon Inventory Placeholder Invoices; and

(ii)             Borrower will pay the principal amount of the Advances made based upon an Inventory Placeholder Invoice on the earliest of: (A) the date on which the aggregate amount of such Advances exceeds the Inventory Placeholder Availability Amount (but only up to the amount exceeding the Inventory Placeholder Availability Amount) or (B) the Maturity Date (including any early termination).

Each payment will also include all accrued Finance Charges with respect to such Advance and all other amounts then due and payable hereunder."

and inserting in lieu thereof the following:

"               (b)        Intentionally omitted."

6       The Loan Agreement shall be amended by deleting the following, appearing as Section 3.2 thereof:

"              3.2           Conditions Precedent to all Credit Extensions. Bank's agreement to make each Credit Extension, including the initial Credit Extension, is subject to the following:

(a)               receipt of the Invoice Transmittal and the documents required by Section 2.1.1(c) of this Agreement and, with respect to Advances based upon Inventory Placeholder Invoices, the inventory report as required by Section 6.2(f);

(b)               Bank shall have (at its option) conducted the confirmations and verifications as described in Section 2.1.1(d) of this Agreement;

(c)               each of the representations and warranties in Sections 5.3 and 5.4 of this Agreement shall be true, accurate, and correct on the date of the Invoice Transmittal and on the effective date of each Credit Extension and no Event of Default shall have occurred and be continuing, or result from the Credit Extension. Each Credit Extension is Borrower's representation and warranty on that date that the representations and warranties in Sections 5.3 and 5.4 of this Agreement remain true, accurate, and correct; and

(d)               each of the representations and warranties in this Agreement (other than those in Sections 5.3 and 5.4) shall be true, accurate, and correct in all material respects on the date of the Invoice Transmittal and on the effective date of each Credit Extension and no Event of Default shall have occurred and be continuing, or result from the Credit Extension. Each Credit Extension is Borrower's representation and warranty on that date that the representations and warranties in this Agreement (other than those in Sections 5.3 and 5.4) are true, accurate, and correct in all material respects as of such date."

and inserting in lieu thereof the following:

"             3.2            Conditions Precedent to all Credit Extensions. Bank's agreement to make each Credit Extension, including the initial Credit Extension, is subject to the following:

(a)               receipt of the Invoice Transmittal and the documents required by Section 2.1.1(c) of this Agreement;

(b)              Bank shall have (at its option) conducted the confirmations and verifications as described in Section 2.1.1(d) of this Agreement;

(c)              each of the representations and warranties in Section 5.3 of this Agreement shall be true, accurate, and correct on the date of the Invoice Transmittal and on the effective date of each Credit Extension and no Event of Default shall have occurred and be continuing, or result from the Credit Extension. Each Credit Extension is Borrower's representation and warranty on that date that the representations and warranties in Section 5.3 of this Agreement remain true, accurate, and correct;

(d)              each of the representations and warranties in this Agreement (other than those in Section 5.3) shall be true, accurate, and correct in all material respects on the date of the Invoice Transmittal and on the effective date of each Credit Extension and no Event of Default shall have occurred and be continuing, or result from the Credit Extension. Each Credit Extension is Borrower's representation and warranty on that date that the representations and warranties in this Agreement (other than those in Section 5.3) are true, accurate, and correct in all material respects as of such date; and

(e)              with respect to each Advance requested on or after the Third LMA Effective Date (other than the Excepted Advance), Bank's receipt of evidence satisfactory to Bank in its sole discretion that Borrower has an Adjusted Quick Ratio of at least 1.25 to 1.0 at such time and will have an Adjusted Quick Ratio of at least 1.25 to 1.0 up to and after the making of each such Advance."

7     The Loan Agreement shall be amended by deleting the following text, appearing in Section 5.3 thereof:

"     Financed Receivables. Borrower represents and warrants for each Financed Receivable (other than Financed Receivables based upon Inventory Placeholder Invoices):"

And inserting in lieu thereof the following:

"     Financed Receivables. Borrower represents and warrants for each Financed Receivable:"

8     The Loan Agreement shall be amended by deleting the following, appearing as Section 5.4 thereof:

"     5.4   Representations regarding Inventory Placeholder Invoices.  With respect to Inventory Placeholder Invoices, Borrower represents and warrants that all of Borrower's Inventory which is the subject of any Inventory Placeholder Invoice is and will continue to be Eligible Inventory."

and inserting in lieu thereof the following:

"     5.4     Intentionally omitted."

9     The Loan Agreement shall be amended by deleting the following text, appearing in Section 6.2 thereof:

"     (f)         Provide Bank with, as soon as available, but not later than thirty (30) days following each Reconciliation Period, and contemporaneously with each request for an Advance based upon an Inventory Placeholder Invoice, Inventory reports for the Inventory valued on a first-in, first-out basis at the lower of cost or market (in accordance with GAAP), together with such other Inventory reports as are reasonably requested by Bank, in form and detail acceptable to Bank."

and inserting in lieu thereof the following:

"      (f)         Intentionally omitted."

10    The Loan Agreement shall be amended by deleting the following, appearing as Section 6.7 thereof:

"        6.7           Financial Covenant — Adjusted Quick Ratio. Maintain at all times, to be tested as of the last day of each month, an Adjusted Quick Ratio of at least 1.50 to 1.0."

and inserting in lieu thereof the following:

"       6.7           Financial Covenant — Adjusted Quick Ratio. Maintain at all times, to be tested as of the last day of each month, an Adjusted Quick Ratio of at least (a) up to and including the day prior to the Third LMA Effective Date, 1.50 to 1.0 and (b) as of the Third LMA Effective Date and thereafter, 1.25 to 1.0. Notwithstanding the foregoing, commencing on the Third LMA Effective Date until the date on which Borrower requests an Advance hereunder (other than the Excepted Advance), Borrower shall not be required to be in compliance with this Section 6.7, provided, however, Borrower shall be required to be in compliance with this Section 6.7 as of the time that an Advance (other than the Excepted Advance) is requested and at all times thereafter."

11     The Loan Agreement shall be amended by deleting the following text, appearing in Section 10 thereof:

"If to Bank:	Silicon Valley Bank
535 Fifth Avenue
27th Floor
New York, NY 10017
Attn: Mr. Michael McMahon
Fax: (212) 688-5994
Email: MMcMahon@svb.com"

and inserting in lieu thereof the following:

"If to Bank:	Silicon Valley Bank
505 Fifth Avenue
11th Floor
New York, NY 10017
Attn: Mr. Michael McMahon
Fax: (212) 867-0190
Email: MMcMahon@svb.com"

12          The Loan Agreement shall be amended by inserting the following new definitions appearing alphabetically in Section 13.1 thereof:

"     "Excepted Advance" is the first (1st) Advance made on or after the Third LMA Effective Date in an amount not to exceed Three Million Four Hundred Thousand Dollars ($3,400,000.00), which Advance is supported by a Financed Receivable that is due and owing from Associated Wholesale Grocers."

"      "Third LMA Effective Date" is November 29, 2012."

13          The Loan Agreement shall be amended by deleting the following definitions appearing in Section 13.1 thereof:

"       "Eligible Inventory" means, at any time, the aggregate of Borrower's Inventory that: (a) consists of raw materials or finished goods, in good, new, and salable condition, which is not perishable, returned, consigned, obsolete, not sellable, damaged, or defective, and is not comprised of demonstrative or custom inventory, works in progress, packaging or shipping materials, or supplies; (b) is not subject to an invoice issued by Borrower in respect of any purchase order, (c) meets all applicable governmental standards; (d) has been manufactured in compliance with the Fair Labor Standards Act; (e) Borrower has acquired title to and for which Borrower is the sole owner; (f) is not subject to any Liens, except the first priority Liens in favor of Bank under this Agreement or any of the other Loan Documents or Permitted Liens that are permitted to have priority over Bank's Liens hereunder; (g) is located at a property owned by Borrower or for which Bank has obtained a fully-executed lien release and access agreement satisfactory to Bank in its sole discretion; and (h) meets all Borrower's representations and warranties in Section 5.4 of this Agreement and (i) is acceptable to Bank in Bank's good faith business discretion."

"        "Inventory Account Balance" is the aggregate amount of Advances based upon Inventory Placeholder Invoices outstanding at any time."

"        "Inventory Placeholder Availability Amount" is lesser of (a) (1) prior to the occurrence of the Equity Event, Two Million Dollars ($2,000,000.00) and (2) upon and after the occurrence of the Equity Event, Three Million Dollars ($3,000,000.00), (b) twenty five percent (25.0%) of Borrower's Eligible Inventory and (c) thirty percent (30.0%) of the outstanding amount of all Advances."

"         "Inventory Placeholder Invoice" is the value of Borrower's Eligible Inventory."

14      The Loan Agreement shall be amended by deleting the following definitions, appearing in Section 13.1 thereof:

"         "Advance Rate" is (a) with respect to requests for Advances based upon Eligible Accounts, eighty percent (80.0%), net of any offsets related to each specific Account Debtor, including, without limitation, Deferred Revenue and deposits, or such other percentage as Bank establishes under Section 2.1.1 of this Agreement and (b) with respect to requests for Advances based upon Inventory Placeholder Invoices, twenty-five percent (25.0%), net of any offsets related to each specific Account Debtor, including, without limitation, Deferred Revenue and deposits, or such other percentage as Bank establishes under Section 2.1.1 of this Agreement"

"            "Applicable Rate" is (a) with respect to Financed Receivables based upon specific Eligible Accounts, a floating per annum rate equal to the Prime Rate plus three percent (3.0%), provided, however, for any Subject Month (as of the first calendar day of such Reconciliation Period), to the extent that Borrower maintained an Adjusted Quick Ratio of at least 2.0 to 1.0 at all times during the applicable Testing Month, the Applicable Rate shall be a floating per annum rate equal to the Prime Rate plus one and one half of one percent (1.50%) and (b) with respect to Financed Receivables based upon Inventory Placeholder Invoices, a floating per annum rate equal to the Prime Rate plus five and one quarter of one percent (5.25%), provided, however, for any Subject Month (as of the first calendar day of such Reconciliation Period), to the extent that Borrower maintained an Adjusted Quick Ratio of at least 2.0 to 1.0 at all times during the applicable Testing Month, the Applicable Rate shall be a floating per annum rate equal to the Prime Rate plus three and one quarter of one percent (3.25%)."

"           "Financed Receivables" are all those Eligible Accounts and Inventory Placeholder Invoices, including their proceeds which Bank finances and makes an Advance in respect thereof, as set forth in Section 2.1.1 of this Agreement. A Financed Receivable stops being a Financed Receivable (but remains Collateral) when the Advance made for the Financed Receivable has been fully paid."

"            "Quick Assets" is, on any date, Borrower's unrestricted cash and Cash Equivalents maintained with Bank and/or Bank's Affiliates, plus net billed accounts receivable that are not outstanding ninety (90) days or more from invoice date."

and inserting in lieu thereof the following:

"             "Advance Rate" is eighty percent (80.0%), net of any offsets related to each specific Account Debtor, including, without limitation, Deferred Revenue and deposits, or such other percentage as Bank establishes under Section 2.1.1 of this Agreement."

"            "Applicable Rate" is a floating per annum rate equal to the Prime Rate plus three and three-quarters of one percent (3.75%), provided, however, for any Subject Month (as of the first calendar day of such Reconciliation Period), to the extent that Borrower maintained an Adjusted Quick Ratio of at least 1.50 to 1.0 at all times during the applicable Testing Month, the Applicable Rate shall be a floating per annum rate equal to the Prime Rate plus three percent (3.0%), provided further, however, for any Subject Month (as of the first calendar day of such Reconciliation Period), to the extent that Borrower maintained an Adjusted Quick Ratio of at least 2.0 to 1.0 at all times during the applicable Testing Month, the Applicable Rate shall be a floating per annum rate equal to the Prime Rate plus one and one half of one percent (1.50%)."

"             "Financed Receivables" are all those Eligible Accounts, including their proceeds which Bank finances and makes an Advance in respect thereof, as set forth in Section 2.1.1 of this Agreement. A Financed Receivable stops being a Financed Receivable (but remains Collateral) when the Advance made for the Financed Receivable has been fully paid."

"              "Quick Assets" is, on any date, Borrower's (a) unrestricted cash and Cash Equivalents maintained with Bank and/or Bank's Affiliates, plus (b) net billed accounts receivable that are not outstanding ninety (90) days or more from invoice date, plus (c) net billed accounts receivable that are outstanding more than ninety (90) days from invoice date but fewer than three hundred sixty (360) days from invoice date that directly arose from, and are owing to Borrower pursuant to, Section 1603 of the American Recovery and Reinvestment Act of 2009."

15          The Loan Agreement shall be amended by deleting the Compliance Certificate appearing as Exhibit B thereto and inserting in lieu thereof the Compliance Certificate attached hereto as Schedule 1.

B.            Waiver. Bank hereby waives Borrower's existing defaults under the Loan Agreement by virtue of Borrower's failure to comply with the financial covenant set forth in Section 6.7 of the Loan Agreement (relative to the requirement that Borrower maintain a certain Adjusted Quick Ratio) as of the months ended September 30, 2012 and October 31, 2012. Bank's waiver of Borrower's compliance with such covenant shall apply only to the foregoing specific periods.

4.          FEES. Borrower shall pay to Bank a modification and waiver fee equal to Twenty-Five Thousand Dollars ($25,000.00), which fee shall be due on the date hereof and shall be deemed fully earned as of the date hereof. Borrower shall also reimburse Bank for all reasonable legal fees and expenses incurred in connection with this amendment to the Existing Loan Documents.

5.          RATIFICATION OF IP SECURITY AGREEMENT. Borrower hereby ratifies, confirms and reaffirms, all and singular, the terms and conditions of the IP Security Agreement, and acknowledges, confirms and agrees that the IP Security Agreement contains an accurate and complete listing of all Intellectual Property Collateral as defined in the IP Security Agreement.

6.          RATIFICATION OF PERFECTION CERTIFICATE. Borrower hereby ratifies, confirms and reaffirms, all and singular, the terms and disclosures contained in a certain Perfection Certificate dated as of August 9, 2011, and acknowledges, confirms and agrees that the disclosures and information Borrower provided to Bank in the Perfection Certificate have not changed, as of the date hereof.

7.          CONSISTENT CHANGES. The Existing Loan Documents are hereby amended wherever necessary to reflect the changes described above.

8.          RATIFICATION OF LOAN DOCUMENTS. Borrower hereby ratifies, confirms, and reaffirms all terms and conditions of all security or other collateral granted to the Bank, and confirms that the indebtedness secured thereby includes, without limitation, the Obligations.

9.          NO DEFENSES OF BORROWER. Borrower hereby acknowledges and agrees that Borrower has no offsets, defenses, claims, or counterclaims against Bank with respect to the Obligations, or otherwise, and that if Borrower now has, or ever did have, any offsets, defenses, claims, or counterclaims against Bank, whether known or unknown, at law or in equity, all of them are hereby expressly WAIVED and Borrower hereby RELEASES Bank from any liability thereunder.

10.          CONTINUING VALIDITY.  Borrower understands and agrees that in modifying the existing Obligations, Bank is relying upon Borrower's representations, warranties, and agreements, as set forth in the Existing Loan Documents. Except as expressly modified pursuant to this Loan Modification Agreement, the terms of the Existing Loan Documents remain unchanged and in full force and effect. Bank's agreement to modifications to the existing Obligations pursuant to this Loan Modification Agreement in no way shall obligate Bank to make any future modifications to the Obligations. Nothing in this Loan Modification Agreement shall constitute a satisfaction of the Obligations. It is the intention of Bank and Borrower to retain as liable parties all makers of Existing Loan Documents, unless the party is expressly released by Bank in writing. No maker will be released by virtue of this Loan Modification Agreement.

11.          COUNTERSIGNATURE. This Loan Modification Agreement shall become effective only when it shall have been executed by Borrower and Bank.

[The remainder of this page is intentionally left blank]

This Loan Modification Agreement is executed as of the date first written above.

SCHEDULE 1

EXHIBIT B

SVB ➢Silicon Valley Bank

A Member of SVB Financial Group

SPECIALTY FINANCE DIVISION
Compliance Certificate

I, an authorized officer of PLUG POWER INC. ("Borrower") certify under the Loan and Security Agreement (as amended, the "Agreement") between Borrower and Silicon Valley Bank ("Bank") as follows for the period ending _____________  (all capitalized terms used herein shall have the meaning set forth in the Agreement):

Borrower represents and warrants for each Financed Receivable:

Each Financed Receivable is an Eligible Account;

Borrower is the owner with legal right to sell, transfer, assign and encumber such Financed Receivable;

The correct amount is on the Invoice Transmittal and is not disputed;

Payment is not contingent on any obligation or contract and Borrower has fulfilled all its obligations as of the Invoice Transmittal date;

Each Financed Receivable is based on an actual sale and delivery of goods and/or services rendered, is due to Borrower, is not in default, has not been previously sold, assigned, transferred, or pledged and is free of any liens, security interests and encumbrances other than Permitted Liens;

There are no defenses, offsets, counterclaims or agreements for which the Account Debtor may claim any deduction or discount;

Borrower reasonably believes no Account Debtor is insolvent or subject to any Insolvency Proceedings; Borrower has not filed or had filed against it Insolvency Proceedings and does not anticipate any filing;

Bank has the right to endorse and/or require Borrower to endorse all payments received on Financed Receivables and all proceeds of Collateral; and

No representation, warranty or other statement of Borrower in any certificate or written statement given to Bank in connection with the Loan Documents contains any untrue statement of a material fact or omits to state a material fact necessary to make the statement contained in the certificates or statement not misleading in light of the circumstances in which it was made.

Additionally, Borrower represents and warrants as follows:

Borrower and each Subsidiary is duly existing and in good standing in its jurisdiction of formation and qualified and licensed to do business in, and in good standing in, any jurisdiction in which the conduct of its business or its ownership of property requires that it be qualified except where the failure to do so could not reasonably be expected to cause a Material Adverse Change. The execution, delivery and performance of the Loan Documents have been duly authorized, and do not conflict with Borrower's organizational documents, nor constitute an event of default under any material agreement by which Borrower is bound. Borrower is not in default under any agreement to which or by which it is bound in which the default could reasonably be expected to cause a Material Adverse Change.

Borrower has good title to the Collateral, free of Liens except Permitted Liens. All inventory is in all material respects of good and marketable quality, free from material defects.

Borrower is not an "investment company" or a company "controlled" by an "investment company" under the Investment Company Act of 1940, as amended. Borrower is not engaged as one of its important activities in extending credit for margin stock (under Regulations X, T and U of the Federal Reserve Board of Governors). Borrower has complied in all material respects with the Federal Fair Labor Standards Act. Borrower has not violated any laws, ordinances or rules, the violation of which could reasonably be expected to cause a Material Adverse Change. None of Borrower's or any Subsidiary's properties or assets have been used by Borrower or any Subsidiary or, to the best of Borrower's knowledge, by previous Persons, in disposing, producing, storing, treating, or transporting any hazardous substance other than legally. Borrower and each Subsidiary has timely filed all required tax returns and paid, or made adequate provision to pay, all material taxes, except those being contested in good faith with adequate reserves under GAAP. Borrower and each Subsidiary has obtained all consents, approvals and authorizations of, made all declarations or filings with, and given all notices to, all government authorities that are necessary to continue its business as currently conducted except where the failure to obtain or make such consents, declarations, notices or filings would not reasonably be expected to cause a Material Adverse Change.

Borrower is in compliance with the financial covenant(s) set forth in Section 6.7 of this Agreement. Attached are the required documents supporting the certification. The undersigned certifies that these are prepared in accordance with GAAP consistently applied from one period to the next except as explained in an accompanying letter or footnotes.

The undersigned acknowledges that no borrowings may be requested at any time or date of determination that Borrower is not in compliance with any of the terms of the Agreement, and that compliance is determined not just at the date this certificate is delivered.

Financial Covenant
	Required	Actual	Compliance

Adjusted Quick Ratio	>1.25:1.0	_______:1.0	Yes No

Applicable Rate Reduction
	Required	Actual	Eligible for Reduction

Adjusted Quick Ratio	See Applicable Rate definition	_______:1.0	Yes No

All other representations and warranties in this Agreement are true and correct in all material respects on this date, and Borrower represents that there is no existing Event of Default.

 Sincerely,

PLUG POWER INC.

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